As Filed with the Securities and Exchange Commission on September 13, 1995
                            Registration No. 33-90266

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            First Financial Bancorp.
             (exact name of registrant as specified in its charter)


          Ohio
(State or other jurisdiction of
incorporation or organization)

                                      6711
                          (Primary Standard Industrial
                           Classification Code Number)

                                                              31-1042001
                                                             (IRS Employer
                                                          Identification No.)

                                 Third and High Streets
                                  Hamilton, Ohio  45011
                                     (513) 867-4700
                   (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive offices)
                                   Richard E. Weinman
      Exec. Vice President, Chief Financial Officer, Secretary, and Treasurer
                                 Third and High Streets
                                  Hamilton, Ohio  45011
                                     (513) 867-4700
                   (Name, address, including zip code, and telephone
                   number, including area code, of agent for service)
                                        Copy to:
                                     Neil Ganulin
                                     Frost & Jacobs
                                     2500 PNC Center
                                  201 East Fifth Street
                                 Cincinnati, Ohio  45202
                                     (513) 651-6800

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.


If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, Check the following box:










                                    Page 1 of 3 Pages


This Post-Effective Amendment No. 1 is being filed to remove from the securities registered 122,355 shares of the Common Stock of Registrant pursuant to an undertaking contained in Pre-Effective Amendment No. 1 to Form S-4 (Item 22(3),sequential page 144). The final number of shares issued by the Registrant totaled 354,645.














































                                    Page 2 of 3 Pages

                                       SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hamilton, State of Ohio, as of the 13th day of September, 1995.

                                  FIRST FINANCIAL BANCORP.



                                  By: /s/ Richard E. Weinman
                                      Richard E. Weinman, Exec. Vice President
                                      Chief Financial Officer, Secretary,
                                      Treasurer and Agent





































                                    Page 3 of 3 Pages